UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PROTEA BIOSCIENCES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

NOTICE OF CONSENT SOLICITATION

To the stockholders of Protea Biosciences Group, Inc.:

Notice is hereby given that we are seeking the written consents of stockholders holding a majority of our issued and outstanding shares of common stock (the “Majority Stockholders”) of Protea Biosciences Group, Inc. (the “Company,” “we,” “us” or “our”), as of            , 2017 (the “Record Date”), acting in lieu of a special meeting (the “Consents”), to authorize and approve the following three proposals (the “Proposals”):

1.	A Proposal to ratify the appointment of Schneider Downs & Co., Inc., as our independent registered public accountants for our fiscal year ending December 31, 2017 (the “Auditors Appointment Proposal”);
2.	A Proposal to approve the filing of an amendment and restatement to the certificate of incorporation (the “A&R Charter”) of the Company in the State of Delaware to effect a reverse split of our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), within a range of not less than one-for-fifty (1:50) and not more than one-for-one hundred twenty five (1:125) (the “Reverse Split”), with such reverse split ratio to be determined by the Company’s board of directors (the “Board of Directors”), in its sole discretion, and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, at such time as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”); and
3.	To approve the filing of the A&R Charter in the State of Delaware in order to reduce the number of authorized shares of our Common Stock from 750,000,000 shares of Common Stock to 250,000,000 shares of Common Stock (the “Authorized Common Stock Decrease”), with such Authorized Common Stock Decrease to be effective at such time and date within one year after the date such action has been approved by the Majority Stockholders, if at all, at such time as determined by the Board of Directors in its sole discretion (the “Authorized Common Stock Decrease Proposal”).

On August 25, 2017, at a special meeting of the Board of Directors, our Board of Directors approved each of the foregoing Proposals and the submission of such Proposals to our stockholders for their approval by written consent in lieu of a special meeting.

The consummation of the Reverse Split Proposal, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted (within the 1:50 to 1:125 range referred to herein), will be determined by our Board of Directors in order to enable the Company to list our Common Stock on the Nasdaq Capital Market or the NYSE:MKT. Such Reverse Split shall become effective only upon (a) approval by either the Nasdaq Capital Market or the NYSE:MKT of the initial listing of our Common Stock on such stock exchange; and (b) the announcement of the Reverse Split by FINRA.

On April 24, 2017, pursuant to a proxy statement approved by the SEC (the “Prior Proxy Statement”), the Majority Stockholders consented to a reverse stock split within a range of 1:15 to a maximum of 1:50 (the “Previously Approved Reverse Split”). On August 25, 2017, the Board of Directors of the Company authorized, in accordance with the Previously Approved Reverse Split, a one-for-fifty (1:50) reverse stock split of the Company’s outstanding Common Stock and shares of Common Stock issuable upon the conversion or exercise of convertible securities, warrants or options. However, our Board of Directors deferred consummation of such Previously Approved Reverse Split to a date which shall be the earlier of (i) January 15, 2018 or (ii) immediately prior to consummation of a public offering of the Company’s securities. On August 29, 2017, the Company filed a registration statement with the SEC for the offering of shares of its Common Stock in an amount to be determined (the “Registration Statement”).

In addition to the Previously Approved Reverse Split and in view of the recent decline in the per share market price of our Common Stock, our Board of Directors has approved the Reverse Split Proposal in order to increase the chances of the Company’s Common Stock qualifying for listing on either the Nasdaq Capital Market or the NYSE:MKT. The Board of Directors believes our executive officers and directors, who hold a large percentage of our Common Stock, will consent to the Proposals, although there has been no formal request or agreement with respect to their authorization or consent. An aggregate of 87,554,284 shares (approximately 21.96%) of our outstanding Common Stock is beneficially owned by our officers and directors as of the Record Date.

We are not holding a special meeting of stockholders in connection with the Proposals described herein and instead are only soliciting the consent of our stockholders (the “Consent Solicitation”) through the filing of this proxy (the “Consent Solicitation Statement”). The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this Consent Solicitation. The Board of Directors requests that you sign, date and return the consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or submit your consent by telephone or via the internet) as soon as possible.

We are requesting you to send us your written Consents by           , 2017, provided, however, that our Board of Directors may extend the deadline to receive the written Consents in its sole discretion. In order for your Consents to be counted toward the Consents required for approval of the Proposals described herein, your Consents must be received within 60 days from the date of the earliest dated and delivered Consents. Under the DGCL and our certificate of incorporation, as amended, the failure to timely deliver written Consents will have the same effect as a vote against the Proposals set forth herein.

In the event that the Reverse Split Proposal within the proposed 1:50 to 1:125 range is not consented to by the Majority Stockholders, or if by January 15, 2018 the Company has not been able to list its shares of Common Stock for trading on The Nasdaq Capital Market or the NYSE:MKT, the Company will nonetheless consummate the Prior Approved Reverse Split.

Our Board of Directors fixed           , 2017 as the Record Date for holders of our Common Stock who will be entitled to participate in this Consent Solicitation and provide Consents. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about           , 2017 to all holders of our Common Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposals described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein. The entire Consent Solicitation Statement is available for review by each stockholder on https://proteabio.com.

The Board requests that you sign, date and return the Consents included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or by telephone or via the internet) as soon as possible, but no later than           , 2017.

By Order of the Board of Directors,

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer and Director
September 11, 2017

PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

CONSENT SOLICITATION STATEMENT

           , 2017

This Consent Solicitation Statement is being furnished to holders of Common Stock of Protea Biosciences Group, Inc., a Delaware corporation (“Protea,” the “Company,” “we,” “our” or “us”) as of the Record Date, in connection with the solicitation of Consents from the stockholders of the Company by our board of directors (the “Board of Directors”). We are soliciting the consents (the “Consents”) in lieu of a special meeting of the stockholders to approve the following proposals (“Proposals”):

1.	A Proposal to ratify the appointment of Schneider Downs & Co., Inc., as our independent registered public accountants for our fiscal year ending December 31, 2017 (the “Auditors Appointment Proposal”);
2.	A Proposal to approve the filing of an amended and restated certificate of incorporation (the “A&R Charter”), to effect a reverse split of our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), within a range of not less than one-for-fifty (1:50) and not more than one-for-one hundred twenty five (1:125) (the “Reverse Split”), with such reverse split ratio to be determined by the Company’s board of directors (the “Board of Directors”), in its sole discretion, and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by a majority of stockholders, if at all, at such time as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”); and
3.	A Proposal to approve the filing A&R Charter, to decrease the number of authorized shares of our common stock, $0.0001 par value per share (“Common Stock”) from 750,000,000 shares of Common Stock to 250,000,000 shares of Common Stock (the “Authorized Common Stock Decrease”), with such Authorized Common Stock Decrease to be effective at such time and date within one year after the date such action is approved by a majority of stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Authorized Common Stock Decrease Proposal”).

Approval of the Proposals above requires the affirmative vote or written Consents of the holders of a majority of our issued and outstanding shares of Common Stock entitled to vote thereon (the “Majority Stockholders”). There are no rights of appraisal or similar rights of dissenters with respect to the Proposals.

A copy of the form of written Consents to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. A form of the A&R Charter to consummate the Reverse Split and Authorized Common Stock Decrease is included as Exhibit A to this Consent Solicitation Statement.

On August 25, 2017, at a special meeting of the Board of Directors, our Board of Directors approved all of the foregoing Proposals and the submission of such Proposals to our stockholders for approval by written consent in lieu of a special meeting.

On April 24, 2017, an earlier proposed reverse stock split within a range of 1-for-15 to 1-for-50 was approved by our stockholders (the “Previously Approved Reverse Split”). On August 25, 2017, our Board of Directors, in accordance with the Previously Approved Reverse Split, approved a one-for-fifty (1:50) reverse stock split of the Company’s outstanding Common Stock and shares of Common Stock issuable upon the conversion or exercise of convertible securities, warrants or options. However, our Board of Directors deferred consummation of such Previously Approved Reverse Split to a date which shall be the earlier of (i) January 15, 2018 or (ii) immediately prior to consummation of a public offering of the Company’s securities. On August 29, 2017, the Company filed a registration statement with the SEC for the offering of shares of its Common Stock in an amount to be determined (the “Registration Statement”).

Notwithstanding the above, based on our current closing market price on the OTCQB at August 31, 2017 of $0.056 per share, in order to offer and sell shares of Common Stock within the price range of between

$4.00 and $6.00 per share contemplated by the Registration Statement and meet the minimum per share requirements to list our shares on the Nasdaq Capital Market or the NYSE:MKT, prior to the effective date of the Registration Statement, we may need to consummate a reverse split within a ratio in excess of the Prior Approved Reverse Split.

We are therefore seeking Stockholder Consents to (i) effect the Reverse Split Proposal within a range of between 1-for-50 to 1-for-125, (ii) grant our Board discretionary authority to determine the exact ratio of the Reverse Split Proposal based upon the market price of our Common Stock on the date of such determination, and (iii) cause such Reverse Split Proposal to be effective at such time and date, if at all, as determined by the Board of Directors in its sole discretion.

In the event that the Reverse Split Proposal is not consented to by the Majority Stockholders, or if by January 15, 2018 the Company has not been able to list its shares of Common Stock for trading on the Nasdaq Capital Market or the NYSE:MKT, the Company will nonetheless consummate the Previously Approved Reverse Stock Split. Further, in the event that (i) the Reverse Split Proposal is not consented to by our Majority Stockholders, or (ii) our Board of Directors does not consummate the Reverse Split, we will not consummate the Authorized Common Stock Decrease Proposal. However, if we do consummate the Reverse Split Proposal and our Majority Stockholders Consent to the Authorized Common Stock Decrease Proposal, our Board of Directors will still reserve and maintain the discretion to consummate the Authorized Common Stock Decrease Proposal at any time thereafter up to a date which shall be no later than one year after the date the Authorized Common Stock Decease Proposal is approved by the Consent of our Majority Stockholders. There can be no assurance that we will obtain the requisite Consents from the Majority Stockholders, consummate a proposed public offering of our Common Stock or otherwise have our shares of Common Stock listed for trading on the Nasdaq Capital Market or the NYSE:MKT.

Under Section 228 of the Delaware General Corporation Law (“DGCL”), and in accordance with the Company’s bylaws, as amended (the “Bylaws”), any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions to be so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting of stockholders. In this case, a vote of the stockholders holding a majority of the voting power is required to approve each of the proposals.

We are sending this Consent Solicitation Statement to our stockholders as of the Record Date. As of such date, there were outstanding 398,633,940 shares of our Common Stock. Only stockholders of record as of the Record Date will be entitled to submit written Consents for the number of shares then held by such stockholder on each Proposal that is the subject of this Consent Solicitation. Consents signed by at least the Majority Stockholders entitled to vote are required in order to approve the Proposals set forth herein. To be counted toward the Consents, as required for approval of the transactions described herein, your Consents must be received within 60 days from the date of the earliest dated and delivered Consents. Under the DGCL and our Certificate of Incorporation, the failure to timely deliver written Consents will have the same effect as a vote against each of the Proposals set forth herein.

In order to register your Consents to the matters set forth herein, you should return your signed and dated written Consents in the enclosed envelope. You may also register your Consents by telephone or the internet by following the instructions on Annex A attached hereto. Promptly following (i) receipt of the executed written Consents from the registered stockholders holding a majority of the outstanding shares of our Common Stock as of the Record Date and (ii) requisite approval of the Reverse Split from FINRA, we intend to file the Amendment to consummate the Reverse Split with the Delaware Secretary of State. The proposed Reverse Split will become effective upon the effective date of the Amendment to consummate the Reverse Split with the Secretary of State of the State of Delaware, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted.

You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposals set forth herein. A revocation may be given in any written form, so long as it is validly signed and dated by you, and so long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

Our Board of Directors believes that certain large holders of our Common Stock, as well as our executive officers and directors, will provide their Consents to the Proposals, although there has been no formal request or agreement with respect to their authorization of such Consents. As of the August 31, 2017 Record Date, an aggregate of 87,556,284 shares (approximately 21.96%) of our outstanding shares of Common Stock are believed to be owned of record and beneficially by our officers and directors, and 110,360,944 shares (approximately 27.68%) of our outstanding shares of Common Stock are believed to be owned of record and beneficially by such holders deemed 5% stockholders (excluding our officers and directors) as of the Record Date.

We will pay the costs of soliciting these Consents. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail or by other appropriate means. Ms. Cynthia Price will assist in the mailing of this Consent Solicitation Statement, the collection of written Consents and the tabulation of votes, but will not solicit any stockholders. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 1311 Pineview Drive Suite 501, Morgantown, West Virginia 26505 and our telephone number there is (304) 292-2226.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions by the holders of our Common Stock concerning the actions approved by our Board of Directors and a majority of the persons entitled to provide Consents. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	All holders of our Common Stock as of the Record Date. As of August 31, 2017, there were 398,633,940 shares of our Common Stock issued and outstanding.
Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A:	If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.

If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to provide your Consent or to withhold Consent to the Proposals set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consent to or to withhold consent from the Proposals set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to the Proposals set forth herein if you have instructed them on whether to provide your Consent. Your broker, bank, or other nominee has enclosed an instruction form for you to use to direct the broker, bank, or other nominee regarding whether or not to provide the Consent. Please instruct your broker, bank, or other nominee to provide the Consent by using the instruction form you received from them. Please return your completed written Consent or instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?
A:	No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Bylaws and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if the votes represented by written consent that would be necessary to authorize or approve the Proposals set forth in this Consent Solicitation Statement represent at least a majority of the outstanding voting power of the Company’s stockholders.
Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	Our Board of Directors unanimously recommends that stockholders CONSENT TO (VOTE FOR) each of the Proposals set forth in this Consent Solicitation Statement.
Q:	WHAT IS THE REQUIRED VOTE TO APPROVE EACH OF THE PROPOSALS?
A.	Because we are seeking stockholder approval by soliciting written Consents, each Proposal must receive signed written Consents from holders of record as of the Record Date, , 2017, of at least a majority of the issued and outstanding shares of our Common Stock who are entitled to submit Consents to be approved.

Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENTS?
A:	After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to each Proposal set forth herein by signing and dating the enclosed written Consents and returning them in the enclosed envelope as soon as possible. You may register your Consent by mail, facsimile or via electronic mail on the internet, or by telephone, by following the instructions on Annex A.
Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENTS?
A:	Because each Proposal requires the written Consent of the holders of a majority of the outstanding shares of our Common Stock, your failure to respond will have the same effect as Consents Withheld or voted AGAINST the Proposals set forth in this Consent Solicitation.
Q:	CAN I VOTE AGAINST THE PROPOSALS?
A:	We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because each Proposal requires the affirmative Consents of the holders of a majority of our outstanding Common Stock, simply not delivering an executed written Consent in favor of each of our Proposals will have the same practical effect as a Consent Withheld or voted AGAINST the Proposals if such Proposals were being considered at a special meeting of stockholders.
Q:	CAN I REVOKE MY CONSENTS AFTER I HAVE DELIVERED IT?
A:	If you are the stockholder of record, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consents previously given are no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?
A:	We are requesting you to send us your written Consents by , 2017. Our Board of Directors may extend the deadline to receive written Consents in its sole discretion.

Under Section 228(c) of the DGCL written consents will remain in effect until a sufficient number of consents are received by us to take the actions proposed herein, provided, however, that such written consents will not remain effective after 60 days from the date of the earliest dated and delivered consent.

Q:	WHAT HAPPENS IF STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF SCHNEIDER DOWNS & CO., INC., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?
A:	Stockholder consent to the ratification of Schneider Downs & Co., Inc., as our independent registered public accounting firm is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee (defined below) of the Company will reconsider the appointment.
Q:	WHAT IS THE PURPOSE OF THE REVERSE SPLIT?
A:	If we obtain the requisite stockholder Consents to approve the Reverse Split it will authorize our Board of Directors to consummate the Reverse Split within a range of between one-for-fifty (1:50) and one-for-one hundred twenty-five (1:125), with such ratio to be determined by the Board of Directors, in its sole discretion, within one year after the date such action is approved by the Majority Stockholders.

Such Reverse Split would become effective after we file the Amendment to our certificate of incorporation with the Secretary of the State of Delaware and receive approval of the Reverse Split from FINRA.

On April 24, 2017, an earlier proposed reverse stock split within a range of 1-for-15 to 1-for-50 was approved by our stockholders (the “Previously Approved Reverse Split”). Our Board of Directors was authorized by the stockholders to consummate the Previously Approved Reverse Split within the range of 1-for-15 to 1-for-50 at any time on or before April 23, 2018.

On August 25, 2017, our Board of Directors approved, in accordance with the Previously Approved Reverse Split, a one-for-fifty (1:50) reverse stock split of the Company’s outstanding shares of Common Stock and the shares of Common Stock issuable upon the conversion or exercise of the Company’s convertible securities, warrants or options. However, the Board of Directors has deferred consummation of such Previously Approved Reverse Split to a date which shall be the earlier of (i) January 15, 2018 or (ii) immediately prior to consummation of a public offering of Company securities.

The purpose of the Reverse Split Proposal is to enable us to conduct the following: (a) the qualification of our Common Stock for listing on a national stock exchange such as The Nasdaq Capital Market or the NYSE:MKT, and (b) the consummation of the Authorized Common Stock Decrease Proposal.

Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or NYSE:MKT. In order for us to list our Common Stock on The Nasdaq Stock Market or NYSE MKT, we must fulfill certain listing requirements, including having a net worth of not less than $4,000,000 and satisfying certain minimum bid price requirements for our common stock.

In order to raise additional equity capital an increase our stockholder’s equity, on August 29, 2017, the Company filed the Registration Statement with the SEC for the offering of shares of its Common Stock in an amount to be determined in the future.

In order to list our Common Stock on The Nasdaq Capital Market or the NYSE:MKT, among other requirements, our Common Stock must maintain a minimum closing bid price of $4.00 or a closing share price of $3.00 or $2.00, as applicable. However, as of August 31, 2017, the closing sale price of our Common Stock was only $0.056 per share on the OTC Markets OTCQB marketplace. Accordingly, in order in enhance our chances that we will be able to meet the minimum closing bid price for such listing, our Board of Directors deems it in the best interests of the Company and its stockholders to consummate the Previously Approved Reverse Split as well as the Reverse Split Proposal, with the exact Reverse Split ratio be determined by the Board of Directors at such time as determined by the Board of Directors.

We believe that completing the Reverse Split will result in an increase in our adjusted share price that may enable us to “uplist” our shares on The Nasdaq Capital Markets or the NYSE:MKT, assuming all of the other listing requirements of the Nasdaq Capital Market or the NYSE:MKT have also been satisfied. There can be no assurance that following the Reverse Split the market price of our Common Stock will increase, or will increase in such proportion to permit us to “uplist” our shares on the Nasdaq Capital Market or the NYSE:MKT. No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Stock Market or NYSE:MKT, we will apply to have our Common Stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our Common Stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the market price for our Common Stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained.

The Amendment to consummate the Reverse Split is discussed in detail in “Proposal No. 2: Reverse Split Proposal.” The full text of the proposed Amendment to consummate the Reverse Split is included as Exhibit A to this Consent Solicitation Statement.

Q:	WHEN WOULD THE REVERSE SPLIT BECOME EFFECTIVE?
A:	Consummation of filing the Reverse Split, including the final reduced number of shares of Common Stock into which our currently outstanding shares of Common Stock will be converted (within the stockholder-approved range referred to herein), will be subject to certain conditions, including approval of the Reverse Split by FINRA. In the event that our Board of Directors determines to effectuate the Reverse Split in its sole discretion in order to list our Common Stock on The Nasdaq Capital Market or the NYSE:MKT, we will file the Amendment to consummate the Reverse Split with the Delaware Secretary of State, which shall become effective following the date and time of filing and upon the announcement of the Reverse Split by FINRA.
Q:	WHAT HAPPENS IF THE STOCKHOLDERS DO NOT APPROVE THE REVERSE SPLIT WITHIN THE INCREASED RANGE?
A:	If the holders of a majority of the outstanding shares of our Common Stock do not consent to authorizing the Board of Directors to implement the Reverse Split within the increased range of a minimum of 1:50 to as much as 1:125, the Company will promptly thereafter implement a 1:50 reverse stock split ratio for the Previously Approved Reverse Stock Split approved by the stockholders in April 2017.

Further, in the event that the Reverse Split Proposal is not Consented to by our Majority Stockholders we will not consummate the Authorized Common Stock Decrease Proposal. However, if we do consummate the Reverse Split Proposal and our Majority Stockholders Consent to the Authorized Common Stock Decrease Proposal, our Board of Directors will still reserve and maintain the discretion to consummate the Authorized Common Stock Decrease Proposal at any time thereafter up to a date which shall be no later than one year after the date the Authorized Common Stock Decease Proposal is approved by the Consent of our Majority Stockholders.

Q:	WHAT HAPPENS IF THE REVERSE STOCK SPLIT PROPOSAL IS APPROVED BY THE STOCKHOLDERS, BUT THE COMPANY IS UNABLE TO LIST ITS COMMON STOCK ON THE NASDAQ CAPITAL MARKET OR THE NYSE:MKT?
A:	In the event that the Company has not been able to list its shares of Common Stock for trading on the Nasdaq Capital Market or the NYSE:MKT by January 15, 2018, the Company will nonetheless consummate the 1:50 reverse split ratio for the Previously Approved Reverse Stock Split.
Q:	WHY IS IT NECESSARY TO COMPLETE ANY REVERSE STOCK SPLIT?
A:	As of August 31, 2017, there was an aggregate of 398,633,940 shares of our Common Stock outstanding, as well as an additional 108,167,947 shares of Common Stock issuable upon conversion of convertible notes and debentures and 281,391,629 shares of Common Stock issuable upon exercise of outstanding warrants, resulting in approximately 728,463,516 shares of Common Stock issued and issuable on a “fully-diluted” basis. We have 750,000,000 shares of Common Stock authorized by our certificate of incorporation, as amended, and therefore have extremely limited ability to raise much needed additional financing through the sale of Common Stock or other securities convertible into or exercisable for shares of Common Stock. Although, in order to enable us to raise additional financing, PPLL, LLC and Summit Investments, Inc. (an affiliate of one of our directors) who are holders of certain notes and warrants convertible into or exercisable for approximately 139,333,333 of shares of our Common Stock have agreed to defer conversion or exercise of such securities until January 15, 2018, we must consummate at least the minimum 1:50 reverse stock split by such date to avoid defaults to such holders and other investors.

Accordingly, and assuming we only consummate the Previously Approved Reverse Split with a reverse split ratio of 1:50, (i) the 398,633,940 currently outstanding shares of our Common Stock, prior to the consummation of such reverse stock split, will be reduced to 7,972,679 shares, (ii) all 108,167,947 shares of our Common Stock issuable upon conversion of $6,107,068 currently outstanding principal amount of convertible notes and debentures, would be reduced to 2,163,364 shares with a corresponding increase in the conversion price of such convertible securities ranging from $0.50 to $25.00 per share, and (iii) all 281,391,629 shares of our Common Stock issuable upon exercise of currently outstanding warrants, prior to the consummation of the reverse stock split, will be reduced to 5,627,833 shares with a corresponding increase in the exercise prices of such warrants to prices ranging from $3.75 to $112.50 per share.

Immediately after the Previously Approved Reverse Split and the Reverse Split Proposal is implemented, our stockholders will own fewer shares than they currently own. Any outstanding options, warrants or convertible promissory notes would also be adjusted by the same split ratio. By reducing the number of shares of our Common Stock outstanding without a corresponding reduction in the number of shares of Common Stock authorized but unissued, the reverse stock split will have the effect of increasing the number of authorized but unissued shares of our Common Stock. Accordingly, our Board of Directors has also approved the Authorized Common Stock Decrease Proposal to reduce the number of authorized but unissued shares of our Common Stock for purposes of reducing our annual franchise tax fees in the State of Delaware. Due to the fact that our Board of Directors will only be able to reduce the number of authorized but unissued shares of our Common Stock under the Authorized Common Stock Decrease Proposal after we effectively reduce the number of outstanding shares of Common issued and issuable on a “fully-diluted” basis, to consummate the Authorized Common Stock Decrease Proposal we must first reduce the aggregate outstanding 804,843,516, shares of Common Stock issued and issuable on a “fully-diluted” basis.

Further, in the event that the Reverse Split Proposal is not Consented to by our Majority Stockholders we will not consummate the Authorized Common Stock Decrease Proposal. However, if we do consummate the Reverse Split Proposal and our Majority Stockholders Consent to the Authorized Common Stock Decrease Proposal, our Board of Directors will still reserve and maintain the discretion to consummate the Authorized Common Stock Decrease Proposal at any time thereafter up to a date which shall be no later than one year after the date the Authorized Common Stock Decease Proposal was approved by the Consent of our Majority Stockholders.

Q:	IF THE AUTHORIZED COMMON STOCK DECREASE PROPOSAL IS NOT APPROVED, WILL THE REVERSE SPLIT AFFECT THE AUTHORIZED SHARES OF COMMON STOCK UNDER THE CERTIFICATE OF INCORPORATION?
A:	No. If the Authorized Common Stock Decrease Proposal is not approved by the stockholders, there will be no reduction in the total number of authorized shares of Common Stock that could be issued by our Board of Directors under our certificate of incorporation.
Q:	WHEN WILL THE RESTATED CHARTER CONSUMMATING THE AUTHORIZED COMMON STOCK DECREASE PROPOSAL BECOME EFFECTIVE?

Assuming the Authorized Common Stock Decrease Proposal is approved by the Majority Stockholders, the Authorized Common Stock Decrease will occur immediately following the Company’s filing of the Restated Charter implementing the Reverse Split and Authorized Common Stock Decrease.

Q:	WHAT IS THE PURPOSE OF THE RESTATED CHARTER TO CONSUMMATE THE AUTHORIZED COMMON STOCK DECREASE?
A:	The purpose of the Restated Charter consummating the Authorized Common Stock Decrease is to decrease our authorized shares of Common Stock from 750,000,000 shares to 250,000,000 shares.

Our Board of Directors believes it is desirable and in the best interests of the Company to decrease the number of authorized shares of Common Stock available for issuance for purposes of decreasing our annual franchise tax fees in the State of Delaware. Our Board of Directors does not believe that the Authorized Common Stock Decrease will materially impact our financial results.

Based on the foregoing, in order to effectuate Proposal No. 3: The Restated Charter to consummate the Authorized Common Stock Decrease, we must (i) be in receipt of the requisite Consents from the Majority Stockholders, (ii) have previously implemented the Reverse Split, and (iii) subsequently file the Restated Charter to consummate the Authorized Common Stock Decrease with the Delaware Secretary of State.

The Restated Charter to consummate the Authorized Common Stock Decrease is discussed in detail in “Proposal No. 3: Restated Charter to consummate the Authorized Common Stock Decrease”. The full text of the proposed Restated Charter to consummate the Authorized Common Stock Decrease is included as Exhibit A to this Consent Solicitation Statement.

Q:	WHAT HAPPENS IF THE AMENDMENT TO CONSUMMATE THE REVERSE SPLIT WITHIN THE 1:50 TO 1:125 RANGE AND THE RESTATED CHARTER TO CONSUMMATE THE AUTHORIZED COMMON STOCK DECREASE DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?
A:	If the Amendment to consummate the Reverse Split and the Restated Charter to consummate the Authorized Common Stock Decrease do not receive Consents from our Majority Stockholders on the Record Date entitled to provide such Consents, then we will only consummate the 1:50 Prior Approved Reverse Split, but will not be able to file the Restated Charter to consummate the Authorized Common Stock Decrease.

If we do not receive Consents from our Majority Stockholders to consummate the Authorized Common Stock Decrease, we may continue to be subject to elevated annual franchise tax fees in the State of Delaware.

If we do not receive the approval for the Reverse Split within a minimum 1:50 to a maximum 1:125 range, we will likely not be able to meet the minimum bid price requirement necessary in order to list our Common Stock on the Nasdaq Capital Market or another national securities exchange. This may preclude our ability to access capital from certain institutional and other investors who would not otherwise invest in a “penny stock.”

Q:	CAN I REQUIRE YOU TO PURCHASE MY STOCK?
A:	No. Under the DGCL, you are not entitled to appraisal and purchase of your Common Stock as a result of the Reverse Split or any of the other Proposals set forth herein.
Q:	WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE REVERSE SPLIT AND THE AUTHORIZED COMMON STOCK DECREASE?
A:	We will pay all of the costs of soliciting written Consents to the Proposals, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Restated Charter to consummate the Authorized Common Stock Decrease, we will pay all necessary expenses associated with filing of the Restated Charter to consummate the Authorized Common Stock Decrease with the Secretary of State of the State of Delaware; to effectuate the Reverse Split, we will pay all the costs associated with filing of the Amendment to consummate the Reverse Split with the Secretary of State of Delaware and submission of the proposed Reverse Split to FINRA for its review. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Proposals.

PROPOSAL NO. 1:

RATIFICATION OF APPOINTMENT OF SCHNEIDER DOWNS & CO., INC.,
AS OUR AUDITORS FOR THE 2016 FISCAL YEAR

On August 25, 2017, the Board of Directors of Protea Biosciences Group, Inc. (the “Company”) appointed Schneider Downs & Co., Inc., as our independent registered public accounting firm for the year ended December 31, 2017 and has further directed that the appointment of Schneider Downs & Co., Inc., as our independent registered public accounting firm be submitted to our stockholders for ratification.

Stockholder ratification of the appointment is not required by the Company’s Certificate of Incorporation or Bylaws or otherwise. However, the appointment of Schneider Downs & Co., Inc., is being submitted to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to appoint Schneider Downs & Co., Inc. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm if the Board of Directors determines that a new appointment would be in our best interests and the best interests of our stockholders.

Principal Accounting Fees and Services

The following information sets forth fees billed to us by Schneider Downs & Co., Inc. (“Schneider Downs”).

Audit Fees

Audit fees include the audit of the Company’s annual financial statements and services that are normally provided by independent auditors in connection with the engagement for fiscal years. The aggregate fees billed by Schneider Downs for professional services rendered for the audit of our annual financial statements and review of financial statements that are normally provided in connection with statutory and regulatory filings were $130,000 for the year ended December 31, 2016 and $107,000 for the year ended December 31, 2015.

Audit-Related Fees

Audit-related fees consist of fees reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees.” The aggregate fees billed by Schneider Downs for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were $0 for the years ended December 31, 2016 and $0 for the year ended December 31, 2015.

Tax Fees

Tax fees consists of tax compliance, tax advice and tax planning work. The aggregate fees billed by Schneider Downs for such professional services for tax compliance, tax advice, and tax planning were $9,479 for the year ended December 31, 2016 and $7,350 for the year ended December 31, 2015.

All Other Fees

All other fees consist of fees for other miscellaneous items. The aggregate fees billed by Schneider Downs for such professional services were $58,091 in 2016 and $23,207 in 2015.

Audit Committee’s Pre-Approval Process

In accordance with Audit Committee policy and requirements set forth by the SEC, the Audit Committee pre-approves all non-audit services to be provided by the Company’s independent registered public accounting firm, Schneider Downs. In addition, the Audit Committee pre-approves all audit and audit related services provided by Schneider Downs. The Audit Committee has delegated to the chairman of the Audit Committee the ability to pre-approve non-audit services. Such pre-approval is later reported to the Audit Committee. A further discussion of the fees paid to Schneider Downs for audit and non-audit expenses, as applicable, is included above under the heading “Principal Accounting Fees & Services.”

Stockholder Vote

Ratification of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ended December 31, 2017 is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee of the Company will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS.  The Board of Directors recommends that you CONSENT TO (VOTE FOR) the ratification of our appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ended December 31, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) consists of the two (2) directors, Ed Roberson and Leonard Harris. Mr. Roberson and Mr. Harris would each be deemed independent in accordance with the Nasdaq Capital Markets Rule 5605(a)(2).

The Audit Committee’s function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audit of our financial statements. The specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter (the “Charter”).

As required by the Charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2016 and met with management, and representatives of Schneider Downs & Co., Inc. (“Schneider Downs”), the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Schneider Downs the matters required to be discussed by the Statement on Auditing Standards 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received the written disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Schneider Downs communications with the Audit Committee concerning independence and discussed with members of Schneider Downs its independence from management and the Company.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal year 2016 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Furthermore, in connection with the standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by Schneider Downs, the fees the Company paid for such services, and whether the provision of the services was compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.

The Audit Committee has selected Schneider Downs to the Company’s independent registered public accounting firm for fiscal year 2017. In doing so, the Audit Committee considered the results from its review of Schneider Downs’s independence, including (a) all relationships between Schneider Downs and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) their performance and qualification as an independent registered public accounting firm, and (c) the fact that Schneider Downs’s engagement audit partner is rotated on a regular basis as required in accordance with applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Schneider Downs to the stockholders for ratification. In the event that a majority of the shares of common stock entitled to vote on the matter do not ratify the appointment, the Audit Committee will review its future appointment of Schneider Downs as the Company’s independent registered public accounting firm.

Ed Roberson
Leonard Harris

PROPOSAL NO. 2:

AMENDMENT TO CONSUMMATE THE REVERSE SPLIT

On August 25, 2017, our Board of Directors approved and authorized (i) the Reverse Split of the issued and outstanding shares of Common Stock in a range of between one-for-fifty (1:50) and one-for-one hundred twenty-five (1:125), with the ultimate reverse split ratio to be determined by the Board of Directors, in its sole discretion, and (ii) an amendment and restatement to our existing Certificate of Incorporation, as amended (the “A&R Charter”) in order to consummate the Reverse Split at such time and date, if at all, as determined by the Board of Directors in its sole discretion. The Board of Directors has approved the Reverse Split Proposal and has determined that such Reverse Split Proposal be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board of Directors is now asking you to approve the Reverse Split Proposal.

A prior reverse stock split within a range of 1-for-15 to 1-for-50, giving the Board of Directors discretionary authority to determine the split ratio and when to effectuate the reverse stock split, was previously approved by our Board of Directors on January 31, 2017, and was approved by our Majority Stockholders on April 24, 2017 (the “Previously Approved Reverse Split”). Our Board of Directors was authorized by the stockholders to consummate the Previously Approved Reverse Split within the range of 1-for-15 to 1-for-50 at any time on or before April 23, 2018.

In accordance with the Previously Approved Reverse Split, on August 25, 2017, our Board of Directors approved a one-for-fifty (1:50) reverse stock split of the Company’s outstanding Common Stock and shares of Common Stock issuable upon the conversion or exercise of convertible securities, warrants or options. However, the Board of Directors deferred consummation of such Previously Approved Reverse Split to a date which shall be the earlier of (i) January 15, 2018 or (ii) immediately prior to consummation of a public offering of Company securities.

The purpose of the Reverse Split is to (i) effectuate the Authorized Common Stock Decrease Proposal and (ii) enable us to qualify our Common Stock for listing on a national stock exchange such as The Nasdaq Capital Market or the NYSE:MKT. Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or NYSE:MKT. In order for us to list our Common Stock on The Nasdaq Stock Market or NYSE:MKT, we must fulfill certain listing requirements, including having a net worth of not less than $4,000,000 and satisfying certain minimum bid price requirements for our Common Stock. In order to raise additional equity capital an increase our net worth, on August 29, 2017, the Company filed the Registration Statement with the SEC for the offering of shares of its Common Stock in an amount to be determined in the future.

In order to list our Common Stock on The Nasdaq Capital Market or the NYSE:MKT, among other requirements, our Common Stock must maintain a minimum closing bid price of $4.00 or a closing share price of $3.00 or $2.00, as applicable. However, as of August 31, 2017, the closing sale price of our Common Stock was only $0.056 per share on the OTC Markets OTCQB marketplace. Accordingly, in order in enhance our chances that we will be able to meet the minimum closing bid price for such listing, our Board of Directors deems it in the best interests of the Company and its stockholders to increase the range of the contemplated Reverse Split from a minimum of 1:50 to as much as 1:125, with the exact Reverse Split ratio be determined by the board at the appropriate time.

We believe that completing the Reverse Split will result in an increase in our adjusted share price that may enable us to “uplist” our shares to The Nasdaq Capital Markets or the NYSE:MKT, assuming all of the other listing requirements of the Nasdaq Capital Market or the NYSE:MKT have also been satisfied. There can be no assurance that following Reverse Split the market price of our Common Stock will increase, or will increase in such proportion to permit us to “uplist” our shares on the Nasdaq Capital Market or the NYSE:MKT. No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Stock Market or NYSE MKT, we will apply to have our Common Stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our Common Stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the market price for our Common Stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained.

Pursuant to the Reverse Split, (i) the 398,633,940 shares of Common Stock we have outstanding as of August 31, 2017 will be reduced to anywhere from approximately 7,972,679 shares (assuming a 1:50 Reverse Split ratio) to approximately 3,189,072 shares (assuming a 1:125 Reverse Split ratio), (ii) all 108,167,947 shares of our Common Stock issuable upon conversion of $6,107,068 currently outstanding principal amount of convertible notes and debentures, would be reduced anywhere from approximately 2,163,364 shares (assuming a 1:50 Reverse Split ratio) to approximately 865,344 shares (assuming a 1:125 Reverse Split ratio) with a corresponding increase in the conversion price of such convertible securities, and (iii) all 281,391,629 shares of our Common Stock issuable upon exercise of currently outstanding warrants, prior to the consummation of the reverse stock split, will be reduced to anywhere from approximately 5,627,833 shares (assuming a 1:50 Reverse Split ratio) to approximately 2,251,133 shares (assuming a 1:125 Reverse Split ratio, with a corresponding increase in the exercise prices of such warrants.

As permitted under the DGCL, shares of Common Stock that would be converted into less than one share as a result of the Reverse Split will instead, at the election of the Board of Directors, be converted into either of the following: (i) the right to receive a cash payment equal to the product of such fraction multiplied by the fair market value of one share of Common Stock, as of the effective date of the Reverse Split, or (ii) the right to receive a scrip or warrant in registered form to purchase our Common Stock which shall enable the holder thereof to receive a full share upon the surrender of such scrip or warrant aggregating a full share.

Our Board of Directors has the discretion to determine the date on which to effectuate the Reverse Split and may determine not to proceed with the Reverse Split, even if approved by our stockholders, in the event that the Company fails to meet qualification requirements for the listing of our Common Stock on The Nasdaq Capital Market or NYSE:MKT or FINRA will not approve the Reverse Split and will not announce it on the Daily List. We expect to consummate the Reverse Split as soon as practicable after (i) receiving the required executed Consents for the Reverse Split Proposal from the Majority Stockholders of our Common Stock as of the Record Date and (ii) receiving requisite approval of the Reverse Split from FINRA on the Daily List, but in any event, prior to filing our A&R Charter to effectuate the Authorized Common Stock Decrease.

Further, in the event that the Reverse Split is not implemented we will not consummate the Authorized Common Stock Decrease Proposal. However, if we do consummate the Reverse Split and our Majority Stockholders Consent to the Authorized Common Stock Decrease Proposal, our Board of Directors will still reserve and maintain the discretion to consummate the Authorized Common Stock Decrease Proposal at any time thereafter up to a date which shall be no later than one year after the date the Authorized Common Stock Decease Proposal is approved by the Consent of our Majority Stockholders.

If the Reverse Split Proposal within the proposed range of from 1:50 to up to 1:125 is not approved by our stockholders, our Board of Directors intends to nonetheless consummate, at any time on or before January 15, 2018, the 1:50 Previously Approved Reverse Stock Split that was approved by our stockholders on April 24, 2017.

The Reverse Split will only become effective upon such date and time of the filing of the A&R Charter. The form of the proposed A&R Charter to effectuate the Reverse Split is included as Exhibit A to this Consent Solicitation Statement. The following discussion is qualified in its entirety by the full text of Exhibit A.

The Reverse Split shall be effectuated for Common Stock on a stock certificate by stock certificate basis, such that any fractional shares of Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated. No fractional shares of Common Stock shall be issued upon the combination of any such shares in the Reverse Split. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent.

Even if the Reverse Split Proposal is approved by our stockholders, our Board of Directors will not necessarily implement the reverse stock split immediately and reserves the right to implement the Reverse Split at any time within one year from the date such stockholder approval is obtained.

Purposes of the Reverse Split

Generally, a reverse split is expected to increase the market price per share by reducing the number of outstanding shares. See “Potential Risks of the Reverse Split” below. A Reverse Split typically does not increase the aggregate market value of all outstanding shares. Following the Reverse Split, there can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split.

The A&R Charter is designed to authorize our Board of Directors to effect the Reverse Split of our currently 398,633,940 issued and outstanding shares of Common Stock within a range of not less than one-for-fifty (1:50) and not more than one-for-one hundred and twenty five (1:125) within one year after the date such action is approved by the Company’s stockholders. Such Reverse Split will also reduce within a range of not less than one-for-fifty (1:50) and not more than one-for-one hundred twenty-five (1:125) the 329,829,576 shares of Common Stock issuable upon conversion of our outstanding convertible notes and debentures and the exercise of our outstanding warrants and options.

Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a national stock exchange such as The Nasdaq Capital Market or the NYSE:MKT. In order for us to list our Common Stock on The Nasdaq Capital Market, we must fulfill certain listing requirements, including minimum bid price requirements for our Common Stock. We intend to list our Common Stock on the Nasdaq Capital Market or other national securities exchange. In order to qualify to list our shares on the Nasdaq Capital Market we will need to maintain a minimum per share closing price of $3.00 for a least five trading days. Between January 1, 2017 and August 31, 2017, the market price of our common stock has declined from a high of $0.07 per share to as low as $0.058 per share and closed on August 31, 2017 at $0.06 per share. Following the Reverse Split, there can be no assurance that the closing bid price or closing price per share of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split, or that our Common Stock will be approved for listing on The Nasdaq Capital Market or the NYSE:MKT.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Our Board of Directors believes that the anticipated higher market price resulting from a Reverse Split may reduce, to some extent, the negative effects on the liquidity and marketability of our Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors also believes that the Reverse Split will afford the Company additional flexibility in (i) consummating potential future financing and/or strategic transactions without the need for further shareholder approval, and (ii) completing the proposed up-listing of our Common Stock on to The Nasdaq Capital Market or the NYSE:MKT, subject to all relevant quantitative and qualitative listing criteria of The Nasdaq Capital Market or the NYSE:MKT, including but not limited to, the requirement to maintain a minimum per share closing price of $3.00 for a least five trading days. While we expect to consummate the Reverse Split as soon as practicable after (i) receiving the required executed written consents from stockholders holding a majority of the outstanding shares of our Common Stock as of the Record Date, and (ii) receiving requisite approval of the Reverse Split from FINRA. There can be no assurance that we will receive the requisite consents and approval set forth in (i) and (ii). If we do not receive such consents and approval, we will not file A&R Charter in the form included as Exhibit A hereto, with the Secretary of State of Delaware, and will not effectuate the Reverse Split.

One consequence of the Reverse Split will be an increase in the ratio of the number of shares of our Common Stock that are authorized but unissued as compared to the number of shares that are issued and outstanding. As a result, we are also seeking a reduction in the number of authorized shares of Common Stock, as detailed in Proposal 3 below.

Potential Risks of the Reverse Split

Following the Reverse Split, there can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split. In other words, there can be no assurance that the post-split market price of our Common Stock would be approximately $7.50 (assuming a 1:125 Reverse Split ratio as of the Record Date) or more than between 50 and 125 times the pre-split market price. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and our prospects for future success. Accordingly, the total market capitalization of our Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our Common Stock resulting from a higher per share price.

In addition, there can be no assurance that the Reverse Split will permit us to successfully meet the quantitative and qualitative The Nasdaq Capital Markets or NYSE:MKT listing criteria, including the requirement to maintain a minimum per share closing bid price of $4.00 or a closing share price of $3.00 or $2.00, as applicable, to effect the proposed up-listing of our Common Stock to The Nasdaq Capital Markets.

Principal Effects of a Reverse Split

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Reverse Split to affect the registration of our Common Stock under the Exchange Act. Our Common Stock is currently quoted under the symbol “PRGB” in the over-the-counter markets, including the QB tier of the OTC Markets Group, Inc. The Reverse Split will not be implemented until we receive the requisite approval from FINRA and meet the initial listing qualification requirements of the Nasdaq Capital Market.

After the effective date of the Reverse Split, each stockholder will own fewer shares of our Common Stock. However, the Reverse Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders receiving shares rounded down to the nearest whole number in lieu of fractional shares. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be effected by a Reverse Split to purchase our Common Stock. Further, the number of stockholders of record will not be effected by a Reverse Split.

The Reverse Split may decrease the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of the Nasdaq Capital Markets and NYSE MKT require that we have 300 and 400 round lot stockholders, respectively, to be listed on such Exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Unless Proposal No. 3 (the Authorized Common Stock Decrease Proposal) is approved by our Majority Stockholders and subsequently adopted and implemented in the discretion of our Board of Directors, the

Reverse Split would not change the number of authorized shares of our Common Stock as designated by our certificate of incorporation, as amended. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase from (54,843,516) to 83,903,125 (assuming a 1:50 Reverse Split ratio) or 93,561,252 (assuming a 1:125 Reverse Split ratio), proportionately to the ratio of the Reverse Split.

The following table depicts the prospective effects of the Reverse Split on the number of shares of our Common Stock outstanding, the number of shares of our common stock reserved for future issuance upon conversion of convertible debt and exercise of options and warrants and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Split. As discussed above, the number of shares of our common stock authorized for issuance under our Certificate of Incorporation would remain unaffected by the Reverse Split.

	Common Stock Outstanding(1)	Shares Reserved for Issuance(2)	Shares Available for Issuance(3)
Prior to the Reverse Split	398,633,940	406,209,576	(54,843,516)
Pro-forma a 1:50 Reverse Split ratio	7,972,679	8,124,197	83,903,125
Pro-forma a 1:125 Reverse Split ratio	3,189,072	3,249,677	93,561,252

(1)	Does not give effect to any changes resulting from the payment of cash or issuance of scrips or warrants in registered form to purchase Common Stock in lieu of issuing fractional shares pursuant to the Reverse Split.
(2)	Represents the total number of shares of our Common Stock reserved for issuance pursuant to the conversion of convertible notes and other convertible securities and exercise of warrants and stock options.
(3)	Represents the total number of shares of authorized Common Stock that will be neither outstanding nor reserved for issuance, but without giving effect to any changes resulting from the payment of cash or issuance of scrips or warrants in registered form to purchase Common Stock in lieu of fractional shares.

Convertible Securities

We currently have outstanding $2,367,323 of 20% original issue discounted unsecured convertible debentures bearing interest at a rate of 10% per annum and payable on September 30, 2017 (the “Debentures,” each individually a “Debenture”). The principal amount of a Debenture may be converted in whole or in part, into shares of our Common Stock at a conversion price of $0.075 per share. Immediately following the Reverse Split, such Debentures will be subject to adjustment pursuant to which the shares of Common Stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) or the conversion price of $     per share will be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Reverse Split.

Preferred Stock

On March 31, 2015, all of the 3,785,815 outstanding shares of our preferred stock, par value $0.0001 per share (“Preferred Stock”) converted automatically by their terms into shares of our Common Stock determined by dividing the stated value by $0.25 per share. As of June 30, 2015 and thereafter, the Company does not have any outstanding shares of Preferred Stock.

Options

As of August 31, 2017, we currently have outstanding options (including options granted under the 2002 Plan, 2013 Plan and Consulting Options) to purchase an aggregate of 16,650,000 shares of our Common Stock. As of August 31, 2017, we have vested options of 7,428,213 at an exercise prices ranging between $0.11 and $2.00 or a weighted average exercise price of $0.65 per share, subject to adjustments. Immediately following the Reverse Split, such options will be exercisable to purchase approximately an aggregate of between 133,200 shares and 333,000 shares of our Common Stock. The number of shares reserved for issuance under our existing equity incentive plans would be reduced proportionally based on the ratio of the Reverse Split.

Warrants

As of August 31, 2017, we currently have outstanding warrants to purchase an aggregate 281,391,629 shares of our Common Stock at exercise prices ranging between $0.075 and $2.25 per share or a weighted average exercise price of $0.39 per share, subject to adjustment. Immediately following the Reverse Split, such warrants will be exercisable to purchase approximately an aggregate of between 2,251,133 shares and 5,627,833 shares of our Common Stock.

Fractional Shares

We will not issue any fractional shares as a result of the Reverse Split. In lieu of issuing fractional shares, we may either: (i) directly pay each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the closing stock price of our Common Stock, as quoted on the OTC Markets the day after the Reverse Split becomes effective, multiplied by the fractional share amount; or (ii) issue a scrip or warrant in registered form to purchase our Common Stock which shall enable the holder thereof to receive a full share upon the surrender of such scrip or warrants aggregating a full share. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly.

Implementation and Exchange of Stock Certificates

Once we receive the requisite stockholder approval and subject to the Board of Directors determination and approval of our application from The Nasdaq Stock Market or any other national exchange for the listing of our Common Stock, we will file the A&R Charter to consummate the Reverse Split with the Secretary of State of the State of Delaware to effectuate the Reverse Split at the time specified in the A&R Charter, which we refer to herein as the effective date.

As of the effective date of the Reverse Split, each certificate representing shares of our Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, Island Stock Transfer, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares resulting from the Reverse Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Effectiveness of the Reverse Split

If the proposed A&R Chrater implementing the Reverse Split, included as Exhibit A to this Consent Solicitation Statement, is adopted, approving the Reverse Split, and our Board of Directors determine the exact ratio of the Reverse Split and the time of the effectiveness of the Reverse Split, we will file the A&R Charter, which will also consummate the Authorized Common Stock Decrease, if at all.

No Dissenters’ Rights

In connection with the approval of the Amendment to consummate the Reverse Split, you and our other stockholders will not have a right to dissent and obtain payment for shares under the DGCL or our certificate of incorporation, as amended, or Bylaws, as amended to date.

Accounting Consequences

As of the effectiveness of the Reverse Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split and the Amendment that is not shared by all of our other shareholders.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders upon the effective date of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

We also should not recognize any gain or loss as a result of the Reverse Split.

Required Vote

Adoption of the proposal to grant of discretionary authority to our Board of Directors to file the A&R Charter to effectuate the Reverse Split requires written consent from holders of record of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit consents.

Recommendation of the Board of Directors

RECOMMENDATION OF THE BOARD OF DIRECTORS.  The Board of Directors recommends that you CONSENT TO (VOTE FOR) Proposal 2: The Amendment to consummate the Reverse Split.

PROPOSAL NO. 3:

AMENDED AND RESTATED CHARTER TO CONSUMMATE
THE AUTHORIZED COMMON STOCK DECREASE

Proposed Amendment

On August 25, 2017, our Board of Directors approved and authorized a decrease of our authorized capital stock from 750,000,000 shares of the Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 250,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, and filing of the proposed A&R Charter (referred to in Proposal 2 above and attached as Exhibit A hereto) in order to implement this Authorized Common Stock Decrease. If the Authorized Common Stock Decrease is approved by a vote of our Majority Stockholders, our Board of Directors will still reserve and maintain the discretion to consummate the Authorized Common Stock Decrease Proposal at any time thereafter up to a date which shall be no later than one year after the date the Authorized Common Stock Decease Proposal is approved by the Consent of our Majority Stockholders. Further, approval of the Authorized Common Stock Decrease Proposal by our Board of Directors is conditioned on the approval of the Reverse Split Proposal by our Majority Stockholders and the subsequent implementation of the Reverse Split by our Board of Directors.

The Board of Directors has ordered that the proposed A&R Charter, implementing the Authorized Common Stock Decrease, be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve the A&R Charter so that the Board of Directors may effectuate the Authorized Common Stock Decrease.

Reasons for the Amendment

The purpose of the A&R Charter consummating the Authorized Common Stock Decrease is to reduce our annual franchise tax fees in the State of Delaware. Our Board of Directors do not believe that the consummation of the Authorized Common Stock Decrease will have a material impact on our financial results.

As of August 31, 2017, we had outstanding an aggregate of 398,633,940 shares of Common Stock and an additional 108,167,947 shares are issuable upon conversion of convertible notes and exercise of Common Stock purchase warrants that were then outstanding.

No Dissenters’ Rights

In connection with the approval of the A&R Charter to consummate the Authorized Common Stock Decrease, you and our other stockholders will not have a right to dissent and obtain payment for shares under the DGCL or our Certificate of Incorporation or Bylaws, as amended to date.

Effectiveness of the Authorized Common Stock Decrease

Our Board of Directors has the discretion to determine the date on which to effectuate the A&R Charter to consummate the Authorized Common Stock Decrease and may determine not to proceed with the Authorized Common Stock Decrease, even if approved by our stockholders.

Immediately after the Prior Approved Reverse Split or the Reverse Split Proposal is implemented, our stockholders will own fewer shares than they currently own. Any outstanding options, warrants or convertible promissory notes would also be adjusted by the same split ratio. By reducing the number of shares of our Common Stock outstanding without a corresponding reduction in the number of shares of Common Stock authorized but unissued, a reverse stock split will have the effect of increasing the number of authorized but unissued shares of our Common Stock. Accordingly, on August 25, 2017 our Board of Directors has also approved by written consent the Authorized Common Stock Decrease Proposal to reduce the number of authorized but unissued shares of our Common Stock. Due to the fact that our Board of Directors will only be able to reduce the number of authorized but unissued shares of our Common Stock under the Authorized Common Stock Decrease Proposal after we effectively reduce the number of outstanding shares of Common Stock issued and issuable on a “fully-diluted” basis, to consummate the Authorized Common Stock Decrease Proposal we must first reduce the aggregate outstanding 804,843,516 shares of Common Stock issued and issuable on a “fully-diluted” basis.

Therefore, in the event that we do not receive the requisite Consents from our Majority Stockholders to consummate Proposal No. 2: the Reverse Split, we will not consummate Proposal No 3: the Authorized Common Stock Decrease. Assuming that we receive the requisite Consents from our Majority Stockholders to consummate the Reverse Split then, in the event that our Board of Directors elects to consummate the Reverse Split under Proposal No. 2 (the Reverse Split Proposal), the Authorized Common Stock Decrease Proposal may be (in the discretion of our Board of Directors) consummated at any time after we receive the requisite Consents from our Majority Stockholders to consummate the Authorized Common Stock Decrease, up to a date which shall be no later than one year after the date the Authorized Common Stock Decease is approved by the Consent of our Majority Stockholders.

However, even if we do consummate the Reverse Split and receive Consent from our Majority Stockholders approving the Authorized Common Stock Decrease Proposal, our Board of Directors will still reserve and maintain the right to consummate the Authorized Common Stock Decrease at any time thereafter up to a date which shall be no later than one year after the date the Authorized Common Stock Decrease Proposal is approved by the Consent of the Majority Stockholders.

Required Vote

This Proposal requires the written Consents from holders of record of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit such Consents.

Recommendation of the Board of Directors

RECOMMENDATION OF THE BOARD OF DIRECTORS.   The Board of Directors recommends that you CONSENT TO (VOTE FOR) Proposal No. 3, filing an A&R Charter to implement the Authorized Common Stock Decrease.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on April 14, 2017 (our “Annual Report”), are incorporated herein by reference.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Report on Form 10-Q for the period ended June 30, 2017, as filed with the SEC on August 18, 2017 (our “Quarterly Report”), are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part I of our Quarterly Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of August 31, 2017, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of December 31, 2016. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 398,633,940 shares of Common Stock outstanding as August 31, 2017 plus, for each individual, any securities that individual has the right to acquire within 60 days of            , 2017.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Title	Beneficially Owned*		Percent of Class**
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	3,948,858	(1)	*
David Halverson	President	315,625	(2)	*
Matthew Powell	Vice President, Research & Development, and Chief Science Officer	151,875	(3)	*
Haddon Goodman	Chief Business Officer	213,125	(4)	*
Steve Antoline	Director	227,481,145	(5)	39.72%
Leonard Harris	Director	12,881,624	(6)	3.22%
Ed Roberson	Director	1,929,383	(7)	*
Scott Segal	Director	6,050,816	(8)	1.51%
Josiah T. Austin	Director	18,139,432	(9)	4.48%
Patrick Gallagher	Director	313,334	(10)	*
Officers and Directors as a Group (total of 13 persons)		271,425,217		46.60%
5% Stockholders
El Coronado Holdings, LLC		24,030,399	(11)	5.95%
Summit Resources, Inc.	—	223,967,097	(12)	39.18%
Estate of Stanley Hostler	Former Director	34,310,053	(13)	8.52%
Andreas Wawrla		47,438,890	(14)	10.89%

*	Represents ownership under 1%.
(1)	Includes 3,530,705 shares of common stock, 168,153 shares of common stock to be acquired upon the exercise of warrants and 250,000 shares of common stock to be acquired upon the exercise of stock options.
(2)	Includes 315,625 shares of common stock to be acquired upon the exercise of stock options.
(3)	Includes 151,875 shares of common stock to be acquired upon the exercise of stock options.
(4)	Includes 213,125 shares of common stock to be acquired upon the exercise of stock options.
(5)	Includes 2,347,381 shares of common stock and 1,000,000 shares of common stock upon the exercise of warrants owned of record by the Wilderness Land Company, LLC. Also includes 51,022,866 shares of common stock and 149,610,898 shares of common stock to be acquired upon the exercise of warrants and 23,333,333 shares of common stock upon conversion of convertible debt owned of record by Summit Resources, Inc. As the trustee of the Wilderness Land Company, LLC and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Wilderness Land Company and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by the Wilderness Land Company, LLC and Summit Resources, Inc. Includes 166,667 shares of common stock to be acquired upon the exercise of stock options.
(6)	Includes 11,835,068 shares of common stock, 629,889 shares of common stock to be acquired upon the exercise of warrants and 416,667 shares of common stock to be acquired upon the exercise of stock options.
(7)	Includes 1,537,600 shares of common stock, 57,260 shares of common stock to be acquired upon the exercise of warrants and 266,667 shares of common stock to be acquired upon the exercise of stock options. Also includes 67,856 shares of common stock owned of record by Raymond James & Associates, Inc., an IRA account of Ed Roberson.
(8)	Includes 5,133,844 shares of common stock, 500,305 shares of common stock to be acquired upon the exercise of warrants and 416,667 shares of common stock to be acquired upon the exercise of stock options.
(9)	Includes 11,834,297 shares of common stock, 216,667 shares of common stock to be acquired upon the exercise of stock options, 5,498,903 shares to be acquired upon the exercise of warrants, and 589,565 shares of common stock upon the conversion of a convertible debenture.
(10)	Includes 246,667 shares of common stock and 66,667 shares of common stock to be acquired upon the exercise of stock options.
(11)	Includes 18,531,496 shares of common stock and 5,498,903 shares of common stock to be acquired upon the exercise of warrants.
(12)	Includes 51,022,866 shares of common stock, 89,610,898 shares of common stock to be acquired upon the exercise of warrants and 23,333,333 shares of common stock upon conversion of convertible debt. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.
(13)	Includes 30,201,026 shares of common stock, 2,276,360 shares of common stock to be acquired upon the exercise of warrants and 1,832,667 shares of common stock to be acquired upon the exercise of stock options. Also includes 11,646,636 shares of common stock held by Mr. Hostler’s wife, Virginia Child and 964,656 shares of common stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 148,312 shares of common stock and 111,234 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.
(14)	Includes 10,605,550 shares of common stock, 20,833,334 shares of common stock to be acquired upon the exercise of warrants and 16,000,000 shares of common stock upon conversion of convertible debt.

STOCKHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our next annual meeting of shareholders, including the election of directors of the Company, must be received by us a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the shareholder fails to give notice in reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by our Board of Directors for our next annual meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORTS

We shall provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Reports for the three fiscal quarters ended June 30, 2017, without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. For further information about us, you may refer to our Annual Report and our Quarterly Report, copies of which are enclosed herewith. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549 or view them electronically at www.sec.gov.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

September 11, 2017

By Order of the Board of Directors

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PROTEA BIOSCIENCES GROUP, INC.

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Protea Biosciences Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Protea Biosciences Group, Inc, and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on May 24, 2015 under the name “SRKP 5, Inc.”.

B. The board of directors of the Corporation (the “Board of Directors”) duly adopted a resolution, pursuant to Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth and adopting this Amended and Restated Certificate of Incorporation of the Corporation.

C. The stockholders of the Corporation duly approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the DGCL.

D. This Amended and Restated Certificate of Incorporation amends (i) Article 4.1 to decrease the number of authorized shares of the Corporation’s common stock from 750,000,000 shares to 250,000,000 shares and (ii) Article 4.3(d) to effectuate a 1-for-[  ] reverse split of the Company’s issued and outstanding shares of common stock, and restates and integrates the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, all of which actions have been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

E. The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Protea Biosciences Group, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711. Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the DCGL, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is Two Hundred and Sixty Million (260,000,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the

Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d) As determined by the Board of Directors of the Corporation, in the exercise of its sole discretion, upon effectiveness of this Certificate of Incorporation (the “Split Effective Time”), each [    (  )] shares of our Common Stock shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Split, and all such fractional interests will be rounded down to the nearest whole number. Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an “Old Certificate”) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a “New Certificate”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are combined and converted. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates as aforesaid and, to the extent the Corporation so elects, cash pursuant to the provisions hereof. The amount of capital represented by the shares of Common Stock outstanding in the aggregate immediately after the Split Effective Time shall be adjusted from the capital account of the Common Stock to the additional paid in capital account for each share of Common Stock fewer outstanding immediately following the Reverse Split than immediately prior to the Reverse Split, such transfer to be made at the Split Effective Time. The Reverse Split will have no effect on the Authorized Capital Stock of the Corporation.

4.4. Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations [filed pursuant to the DGCL] the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions that dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1. General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2. Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors shall be fixed solely by resolution of the Board of Directors.

(b) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3 Vacancies and Newly Created Directorships.  Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and [except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

5.4 Removal.  Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

ARTICLE VI

6.1 Limitation of Personal Liability.  To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

6.2 Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this Article VI by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VI will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE VII

Exclusive Jurisdiction.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including, without limitation, any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of

Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article VIII (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

ARTICLE IX

The effective date and time of this Amended and Restated Certificate of Incorporation shall be           , 2017.

IN WITNESS WHEREOF, Protea Biosciences Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this    day of         , 2017.

PROTEA BIOSCIENCES GROUP, INC.

By:	Stephen Turner President, Authorized Person

ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
PROTEA BIOSCIENCES GROUP, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of Protea Biosciences Group, Inc. (the “Company”) as of February 21, 2017 hereby takes the following action, in accordance with our Bylaws, as amended to date, and pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consent, pursuant to Section 228 of Title 8 of the Delaware Code, to the three (3) Proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated February 9, 2017, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following Proposals

Proposal 1.	The ratification of the appointment of Schneider Downs & Co., Inc., as our independent registered public auditors and accountants for our fiscal year ending December 31, 2016;

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 2.	Approval of a Reverse Split of Common Stock, within a range of between one-for-fifty (1:50) and one-for-one hundred twenty-five (1:125), with the exact Reverse Split ratio to be determined by the Board of Directors, in its sole discretion, and the related approval of the filing of an amended and restated certificate of incorporation to effectuate the Reverse Split, to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 3.	The approval of filing an amended and restated certificate of incorporation to decrease the authorized capitalization from 750,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), to 250,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share;

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS:  TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL:  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

TELEPHONE:  Call 1-727-289-0010 and follow the instructions.

FACSIMILE:  Mark, sign and date your proxy card and return it via fax to 1-727-289-0069.

INTERNET:  Visit www.islandstocktransfer.com. Click on Vote Your Proxy. Enter your control number. Enter your vote.

EMAIL:  Send email to akotlova@islandstocktransfer.com with “Proxy Materials Protea Biosciences, Inc.” in the subject line.

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Dated:
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]
[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written Consent in substantially the same form, shall be treated as a single Consent of stockholders.

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